UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2005 (July 6, 2005)

Behringer Harvard Short-Term Opportunity
Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On July 6, 2005, Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a two-story office building containing approximately 122,273 rentable square feet located on approximately 8.6 acres of land in Dallas, Texas (“Landmark I”) and an additional two-story office building containing approximately 135,154 rentable square feet located on approximately 11.3 acres of land in Dallas, Texas (“Landmark II”) (collectively, “Landmark I & II”) through our direct and indirect partnership interests in Behringer Harvard Landmark LP (the “Landmark Partnership”). The contract purchase price of Landmark I & II was $33,250,000, exclusive of closing costs. Landmark I & II was acquired by the Landmark Partnership entirely through the use of proceeds of our public offering of our limited partnership units.

Landmark I & II are held by the Landmark Partnership in which Behringer Harvard Landmark GP, LLC, our wholly-owned subsidiary, is the general partner and we are the limited partner. The purchase price for the transaction was determined through negotiations between the sellers of the properties, Tower Fund Landmark Limited Partnership and Metropolitan Life Insurance Company, unaffiliated third parties, and Harvard Property Trust, LLC, an entity affiliated with our general partner. In evaluating Landmark I & II as potential acquisitions and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant creditworthiness, quality of tenant, lease terms, re-leasing probabilities, alternative uses of the properties, price per square foot and occupancy. Our general partner believes that Landmark I & II are well located, have acceptable roadway access, attract a high-quality tenant, are well maintained, adequately insured and have been professionally managed.

HPT Management Services, LP (the “Management Company”), our affiliate, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of Landmark I & II. Among other things, the Management Company has the authority to negotiate and enter into leases of the property on our behalf, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. As compensation, the Management Company will receive a property management fee equal to 4.5% of the monthly gross revenues (as defined in the Amended and Restated Property Management and Leasing Agreement dated June 2, 2003). The Management Company has subcontracted certain of its on-site management services and leasing services to Trammell Crow Services, Inc.

Landmark I, which was built in 1998, is fully leased to one tenant, CompUSA, Inc. (“CompUSA”). CompUSA is a retailer of consumer electronics that leases all of the approximately 122,273 square feet for a current monthly base rent of $234,357 through May 2008, with the option to extend the lease for two additional terms of five-years each. Landmark II, which was also built in 1998, is also fully leased to one tenant, CompUSA Management Company, Inc., a wholly owned affiliate of CompUSA. CompUSA Management Company, Inc. leases all of the approximately 135,154 square feet for a current monthly base rent of $264,677 through March 2008, with the option to extend the lease for two additional terms of five-years each.

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Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

            Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before September 21, 2005, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)	Pro Forma Financial Information.

             See Paragraph (a) above.

(c)	Exhibits.

             None.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Behringer Harvard Short-Term Opportunity Fund I LP
	By:	Behringer Harvard Advisors II LP Co-General Partner
Dated: July 12, 2005	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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